UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 30, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into Material Definitive Agreement.

                On June 30, 2008, the Executive Compensation Committee of the Board of Directors of Broadpoint Securities Group, Inc. (the “Company”) approved and recommended to the Board, and the Board approved, grants of Restricted Stock Units (“RSUs”) to two executive officers pursuant to their respective employment agreements previously entered into by and between the Company and each of the executives.  The grants were made pursuant to the terms of restricted stock unit agreements (the “Restricted Stock Unit Agreements”), also as approved by the Executive Compensation Committee and the Board and as described below.  In accordance with their respective employment agreements with the Company, Lee Fensterstock was granted 250,000 RSUs and Peter McNierney was granted 125,000 RSUs under the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.

The Restricted Stock Unit Agreements provide for awards of RSUs to Messrs. Fensterstock and McNierney which will be settled as shares of common stock on a one for one basis. The settlement date of vested RSUs is the earlier of the third anniversary of the grant date, or the date of Mr. Fensterstock’s or Mr. McNierney’s termination. Pursuant to the terms of the Restricted Stock Unit Agreements, the Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Messrs. Fensterstock and McNierney to satisfy their tax withholding obligations relating to the Restricted Stock Unit Agreements, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable shares having a fair market value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned shares having a fair market value equal to the amount required to be withheld, or (d) selling a sufficient number of such shares otherwise deliverable to Messrs. Fensterstock and McNierney through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

The Restricted Stock Unit Agreements also provide that the RSUs will vest according to the following schedule, subject to the terms and conditions stated therein:  1/3 of the RSUs, if not previously forfeited, will vest on June 30, 2009, 1/3 of the RSUs, if not previously forfeited, will vest on June 30, 2010 and 1/3 of the RSUs if not previously forfeited, will vest on June 30, 2011, provided that Messrs. Fensterstock and McNierney continue to be employed by the Company or a subsidiary on each vesting date.

The Restricted Stock Unit Agreements also provide for vesting and forfeiture of the RSUs upon the occurrence of certain events relating to Messrs. Fensterstock’s and McNierney’s termination of employment .  Such provisions provide for the same disposition of RSUs as described in Section 5 of their respective employment agreements.  A copy of Mr. Fensterstock’s employment agreement, dated September 21, 2007, was filed as Exhibit 10.6 to a Form 8-K filed by the Company on September 27, 2007, and a copy of Mr. McNierney’s employment agreement, dated May 15, 2007, was filed as Exhibit 10.38 to the Company’s Form 10-Q filed on August 8, 2007.

The foregoing description of the terms of the Restrictive Stock Unit Agreements is not complete and is qualified in its entirety by reference to the Restrictive Stock Unit Agreements,  which will be attached as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

                The description contained in Item 1.01 above is incorporated in this Item 5.02 by reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By:  /s/Robert I. Turner
Name:  Robert I. Turner
Title:    Chief Financial Officer

Dated: July 3, 2008